Exhibit 23.1

Ausenco Engineering Canada ULC,

1050 West Pender Street, Suite 1200,

Vancouver, British Columbia, V6E 3S7

Consent of Ausenco Engineering Canada ULC (Ausenco)

We had appropriate individual Qualified Persons prepare the content in the Sections they were responsible for, identified below, in the technical report summary titled “Technical Report Summary on the Grassy Mountain Project, Oregon, U.S.A.” (the “TRS”) current as of May 27, 2026 for Paramount Gold Nevada Corp., portions of which are summarized on this Current Report on Form 8-K (the “Form 8-K”).

Furthermore, we state that:

i.	The TRS was prepared in accordance with Subpart 229.1300 of Regulations S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s Form 8-K;

ii.

We consent to the incorporation by reference of the TRS in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024, No. 333-262857 and No. 333-291058) (the “Registration Statements”);

iii.	We consent to the use of and references to our name in connection with the TRS, Form 8-K and the Registration Statements; and

iv.

the information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K and the Registration Statements.

Ausenco is responsible for authoring, and this consent pertains to, the following sections of the TRS: 1.1, 1.10, 1.16, 1.17.1, 1.18, 1.20, 1.21, 1.22, 2.1, 2.2, 2.3, 2.4.1, 2.5, 2.6, 2.7, 2.8, 9.2.1, 9.3.1, 10, 13.3, 14, 15.1, 15.2, 15.7.3, 15.8, 15.9, 15.10, 16, 18.1.1, 18.1.2, 18.1.3, 18.1.4, 18.1.5, 18.1.6, 18.1.7, 18.1.9, 18.1.10.2, 18.1.11, 18.1.12, 18.1.13, 18.2.1, 18.2.3, 18.2.4, 19, 22.1, 22.6, 22.11, 22.12.1, 22.12.2, 22.12.6, 22.13, 22.15, 22.16, 22.17, 22.18.1.2, 22.18.1.5, 22.18.1.9, 22.18.1.10, 22.18.2.2, 23.1, 23.2, 23.7, 24 and 25.

Dated at Vancouver, Canada this 14th day of July, 2026

/s/ Tommaso Roberto Raponi
Ausenco Engineering Canada ULC